WG
Joel Wiener, CPA	Wiener Goodman & Company, P.C. Certified Public Accountants & Consultants	Gerald Goodman, CPA

One Industrial Way West Building A Eatontown, NJ 07724 P: (732) 544-8111 F: (732) 544-8788 E-mail: tax@wgpc.net	Memberships: PCPS of AICPA American Institute of CPA New Jersey Society of CPA

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
PeopleString Corporation

We consent to the inclusion in this Registration Statement of Amendment 1 to Form S-1 filed with the SEC (the “Registration Statement”), of our report dated January 4, 2010, relating to the balance sheet of PeopleString Corporation as of June 30, 2009, and the related statements of operations, stockholders’ equity, and cash flows for the period from January 2, 2009 (inception) through June 30, 2009 appearing in the Prospectus, which is a part of such Registration Statement.  We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

Wiener, Goodman & Company, P.C.

Eatontown, New Jersey
January 13, 2010